Exhibit 99.1

FOR IMMEDIATE RELEASE

Limbach Holdings Provides Update on Refinancing

Company Announces Amended Agreement with Current Bank Group

PITTSBURGH, PA. – November 30, 2018 – Limbach Holdings, Inc. (Nasdaq: LMB) (“Limbach” or the “Company”) today announced the Company has successfully amended the terms of its credit agreement with its existing bank group, led by Fifth Third Bank (“Fifth Third”) as Administrative Agent, Lender and L/C Issuer and the other Lenders party thereto. As part of the amended agreement, the lenders agreed to a waiver of the Company’s previously disclosed non-compliance with the senior leverage and fixed charge coverage ratio requirements under its existing Credit Agreement.

Pursuant to the waiver agreement, Limbach and the bank group have agreed to, among other things, (i) reduce the Lenders’ $25.0 million commitment under the Company’s revolving credit facility (the “Credit Agreement revolver”) to $22.5 million on December 31, 2018 and $20.0 million on January 31, 2019, (ii) accelerate the maturity date for the Credit Agreement revolver and the Credit Agreement term loan facility from July 20, 2021 to March 31, 2020, and (iii) require that certain actions be taken in connection with refinancing of the Company’s obligations under the Credit Agreement by certain scheduled dates.

About Limbach

Founded in 1901, Limbach is the 9th largest mechanical systems solutions firm in the United States as determined by Engineering News Record. Limbach provides building infrastructure services, with an expertise in the design, installation and maintenance of HVAC and mechanical, electrical, and plumbing systems for a diversified group of commercial and institutional building owners. Limbach employs more than 1,500 employees in 14 offices throughout the United States. The Company’s full life-cycle capabilities, from concept design and engineering through system commissioning and recurring 24/7 service and maintenance, position Limbach as a value-added and essential partner for building owners, construction managers, general contractors and energy service companies.

Forward-Looking Statements

We make forward-looking statements in this press release within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, our earnings, adjusted EBITDA, revenues, expenses, capital expenditures or other future financial or business performance or strategies, results of operations or financial condition, and in particular statements regarding the timing of the recognition of backlog as revenue, the timing of the completion of projects in the Mid-Atlantic branch, the potential for recovery of cost overruns, the ability of the Company to successfully remedy the issues that have led to write-downs in its Mid-Atlantic branch, and the ability of the Company to enter into a restructured credit agreement with its existing lenders and to refinance its existing credit facilities on favorable terms or at all. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to us as of the date they were made and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Please refer to our most recent annual report on Form 10-K, as well as our subsequent filings on Form 10-Q and Form 8-K, which are available on the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any forward-looking statements in this press release.

Limbach Holdings, Inc.	Page 2
November 30, 2018

Investor Relations:

The Equity Group Inc.

Jeremy Hellman, CFA

Senior Associate

(212) 836-9626 / jhellman@equityny.com

Or

Limbach Holdings, Inc.

John T. Jordan, Jr.

Executive Vice President and Chief Financial Officer

(301) 623-4799 / john.jordan@limbachinc.com